Exhibit 10(e)

AMENDMENT NO. 1

TO

DARDEN RESTAURANTS, INC.

BENEFITS TRUST AGREEMENT

This Amendment No. 1 dated December 19, 2008 (“Amendment”) to that certain Darden Restaurants, Inc. Benefits Trust Agreement dated as of October 3, 1995 (“Original Agreement”) between Darden Restaurants, Inc. (“Darden”) and Wells Fargo Bank, National Association, as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association, as trustee (the “Trustee”).

In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Amendments to the Original Agreement.

a. The reference to “Item 1(a)” in the second sentence of Section 4 on page 3 of the Original Agreement is hereby amended to be “Item 5.01”, so the first clause of that sentence shall read as follows (with the amended text underlined):

“For the purpose of this Benefits Trust Agreement, a “Change of Control” shall mean an event required to be reported in response to Item 5.01 of the Current Report on Form 8-K of the Grantor, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”); …”

b. Each reference to “Change in Control” contained in Section 5(b), 6(c), 7 and 14(a) shall be amended to read “Change of Control.”

c. The second to last sentence of Section 6(a) of the Original Agreement under the heading “Distribution of Trust Assets” is hereby amended and restated in its entirety to read as follows (the new text to be added is underlined):

“All payments to a Beneficiary from the Trust shall be made in accordance with the provisions of the applicable Plan and any applicable requirements of Section 409A of the Code.”

d. The second to last sentence of Section 6(b) of the Original Agreement under the heading “Distribution of Trust Assets,” is hereby amended and restated in its entirety to read as follows (the new text to be added is underlined):

“If, however, the Trustee is unable to resolve such difference(s) to its satisfaction within 60 business days after its receipt of the Beneficiary’s representations, the Trustee shall make payment at such time and in such form and manner as is allowed under the Plans as of the date first stated above and as the Trustee, in its sole discretion, selects, as applicable to such amounts and in accordance with Section 409A of the Code.”

e. Section 6(c) of the Original Agreement is hereby amended and restated in its entirety to read as follows (the new text to be added is underlined):

“(c) Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall make payments hereunder before such payments are otherwise due under the provisions of paragraph (b) above and after a Change of Control if it determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, or a decision by a court of competent jurisdiction involving a Beneficiary, or a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves a Beneficiary, that a Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to the Beneficiary under the Plans, provided, however, that the accelerated payment of any amounts hereunder that are subject to Code Section 409A shall only be made to the extent the Plan fails to meet the requirements of Code Section 409A and the regulations thereunder and the amount of any such payment shall not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A and the regulations thereunder.”

f. Section 14(b)(ii) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)	The Trustee:

Wells Fargo Bank, National Association
Institutional Trust Services
MAC T2651-050
7000 Central Parkway, Suite 585
Atlanta, Ga. 30328
Attention: Monique Etheridge, CEBS, CTFA
Relationship Manager”

2. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified in the Original Agreement.

3. Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which shall be deemed an original.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflicts of laws provisions thereof.

5. No Further Modification. All terms and conditions of the Original Agreement not expressly modified herein remain in full force and effect, without waiver or amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Attest:		DARDEN RESTAURANTS, INC.

By:	/s/ Douglas E. Wentz	By:	/s/ William R. White III
Name:	Douglas E. Wentz	Name:	William R. White, III
Title:	Assistant Secretary	Title:	Senior Vice President and Treasurer

Attest:		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ A. Jacob Vogelsong	By:	/s/ Monique Etheridge
Name:	A. Jacob Vogelsong	Name:	Monique Etheridge
Title:	Vice President	Title:	Assistant Vice President & R.M.

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